UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 3, 2009, the Securities and Exchange Commission (the “SEC”) announced that it had filed a settled action (the “Complaint”) in the U.S. District Court for the Eastern District of New York against The Hain Celestial Group, Inc. (the “Company”) with respect to the previously disclosed SEC investigation concerning the Company’s historical stock option practices and related accounting. The Complaint, which is available on the SEC’s website at <http://www.sec.gov/litigation/litreleases.shtml>, does not name any individuals as defendants. The Company has consented to the entry of a Final Judgment without admitting or denying any of the factual findings in the Complaint. The Final Judgment will not require the Company to pay any civil monetary penalty. There will be no further accounting charge associated with the entry of the Final Judgment. The Final Judgment will enjoin the Company from violating the anti-fraud provisions, reporting provisions and the books and records requirements of the Securities Exchange Act of 1934 and the Securities Act of 1933. As previously disclosed, the Company implemented a number of remedial actions and cooperated with the SEC’s investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2009

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:	/s/ Ira J. Lamel
Name:	Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer